Exhibit 99.1

Independence Realty Trust Announces Second Quarter 2015 Financial Results

PHILADELPHIA, PA — July 29, 2015 — Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT) today announced its second quarter 2015 financial results.

Highlights

•	Core funds from operations (“CFFO”) increased 85% to $6.3 million for the quarter ended June 30, 2015 from $3.4 million for the quarter ended June 30, 2014.

•	CFFO per share was $0.19 for the quarter ended June 30, 2015 as compared to $0.19 for the quarter ended June 30, 2014.

•	Investments in real estate, at cost, increased 98% to $716.6 million at June 30, 2015 from $362.3 million at June 30, 2014. Number of units owned increased 70% to 9,055 at June 30, 2015 from 5,342 at June 30, 2014.

•	Total revenues grew 97% to $22.8 million for the quarter ended June 30, 2015 from $11.6 million for the quarter ended June 30, 2014.

•	Operating income increased 156% to $4.6 million for the quarter ended June 30, 2015 from $1.8 million for the quarter ended June 30, 2014.

•	Same store weighted average monthly effective rent per unit increased 4.5% to $787 at June 30, 2015 from $753 at June 30, 2014.

•	On May 1, 2015, IRT acquired a 236 unit apartment community in Indianapolis, IN for $25.3 million.

Acquisition of Trade Street Residential, Inc.

On May 11, 2015, IRT announced a definitive merger agreement (the “Merger Agreement”) to acquire all the outstanding common stock of Trade Street Residential, Inc. (“Trade Street”) (NASDAQ: TSRE). The transaction is expected to close by the end of the third quarter subject to customary closing conditions including the approval of both IRT and Trade Street stockholders.

Upon consummation of the merger, IRT will significantly increase its scale and improve the quality of its portfolio while accelerating its market penetration in key regional markets and realizing immediate financial benefits.

•	Increased scale – IRT’s number of properties will increase from 31 to 50 resulting in a 55% increase in units to 14,044. The combined scale will provide an enhanced platform to continue to pursue accretive acquisitions and transformational opportunities.

•	Improved portfolio quality – the addition of Trade’s Street’s high-quality Class A apartment communities will reduce IRT’s average property age to 20 years while improving average base rents, occupancy levels and operating margins on the expanded platform.

•	Accelerates market penetration – the addition of Trade Street’s highly-complementary portfolio will expand IRT’s geographic diversity into targeted regions in eight new markets, and also enhance IRT’s presence in three existing markets, to create a leading non-gateway multifamily platform in select regional markets in the United States.

•	Immediate financial benefits – the transaction is expected to be accretive to 2016 CFFO (defined below) and CFFO per share, with meaningful identified run-rate cost savings and net operating income upside from value-add capex. Additionally, with a stronger balance sheet and lower cost of capital, IRT will be better positioned to drive future growth and increase its current quarterly dividend.

Financial Results

IRT reported CFFO, a non-GAAP financial measure, for the three-month period ended June 30, 2015 of $6.3 million, or $0.19 per share – diluted based on 33.1 million weighted-average shares outstanding – diluted, as compared to CFFO for the three-month period ended June 30, 2014 of $3.4 million, or $0.19 per share – diluted based on 17.7 million weighted-average shares outstanding – diluted. IRT reported a net income allocable to common stock for the three-month period ended June 30, 2015 of $0.3 million, or $0.01 per share – diluted based on 33.1 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common stock for the three-month period ended June 30, 2014 of $0.1 million, or $0.01 total loss per share – diluted based on 17.7 million weighted-average shares outstanding – diluted.

IRT reported CFFO for the six-month period ended June 30, 2015 of $12.2 million, or $0.37 per share – diluted based on 33.1 million weighted-average shares outstanding – diluted, as compared to CFFO for the six-month period ended June 30, 2014 of $5.9 million, or $0.36 per share – diluted based on 16.5 million weighted-average shares outstanding – diluted. IRT reported a net income allocable to common stock for the six-month period ended June 30, 2015 of $0.1 million, or $0.00 per share – diluted based on 33.1 million weighted-average shares outstanding – diluted, as compared to net income allocable to common stock for the six-month period ended June 30, 2014 of $2.8 million, or $0.17 per share – diluted based on 16.5 million weighted-average shares outstanding – diluted.

A reconciliation of IRT’s reported net income (loss) to its funds from operations (“FFO”) and CFFO is included as Schedule I to this release. Schedule I also includes management’s rationale for the usefulness of each of these non-GAAP financial measures.

Distributions

On July 1, 2015, IRT’s Board of Directors declared monthly cash dividends for the third quarter of 2015 on IRT’s shares of common stock in the amount of $0.06 per share per month. The monthly dividends total $0.18 per share for the third quarter. The month for which each dividend was declared is set forth below, with the relevant amount per share, record date and payment date set forth opposite the month:

Month	Amount	Record Date	Payment Date
July 2015	$0.06	07/31/2015	08/17/2015
August 2015	$0.06	08/31/2015	09/15/2015
September 2015	$0.06	09/30/2015	10/15/2015

Key Statistics

(Unaudited and dollars in thousands, except per share and per unit information)

	As of or For the Three-Month Periods Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Financial Statistics:
Total revenue	$22,812	$21,700	$16,362	$13,057	$11,649
Earnings (loss) per share-diluted	$0.01	$(0.01)	$0.01	—	$(0.01)
Funds from Operations (“FFO”) per share	$0.18	$0.18	$0.14	$0.14	$0.18
Core funds from operations (“CFFO”) per share	$0.19	$0.19	$0.17	$0.17	$0.19
Dividends declared per common share	$0.18	$0.18	$0.18	$0.18	$0.18
Weighted average shares outstanding – diluted	33,066,770	31,768,468	28,578,949	24,011,540	17,707,287

Apartment Property Portfolio:
Reported investments in real estate at cost	$716,581	$689,867	$689,112	$444,050	$362,323
Net operating income (“NOI”)	$12,201	$11,562	$8,660	$6,905	$6,064
Number of properties owned	31	30	30	22	19
Multifamily units owned	9,055	8,819	8,819	6,470	5,342
Portfolio weighted average occupancy	92.5%	94.0%	92.7%	92.6%	93.1%
Same store portfolio weighted average occupancy	92.2%	93.5%	92.2%	92.0%	93.1%
Weighted average monthly effective rent per unit (1)	$840	$824	$789	$789	$765
Same Store weighted average monthly effective rent per unit	$787	$772	$766	$762	$753

(1)	Weighted average monthly effective rent per occupied unit represents the average monthly rent collected for all occupied units after giving effect to tenant concessions. We do not report average effective rent per unit in the month of acquisition as it is not representative of a full month of operations.

Properties

The following table presents an overview of our apartment portfolio as of June 30, 2015:

Property Name	Location	Acquisition Date	Year Built or Renovated (1)	Units (2)		Physical Occupancy (3)	Average Monthly Effective Rent per Occupied Unit(4)
Belle Creek	Henderson, CO	4/29/2011	2011	162	(5)	92.6%	$1,107
Copper Mill	Austin, TX	4/29/2011	2010	320		97.5%	853
Crestmont	Marietta, GA	4/29/2011	2010	228		92.5%	782
Cumberland Glen	Smyrna, GA	4/29/2011	2010	222		95.9%	746
Heritage Trace	Newport News, VA	4/29/2011	2010	200		87.5%	683
Tresa at Arrowhead	Phoenix, AZ	4/29/2011	2006	360		94.2%	863
Centrepoint	Tucson, AZ	12/16/2011	2006	320		97.2%	839
Runaway Bay	Indianapolis, IN	10/11/2012	2002	192		93.2%	950
Berkshire Square	Indianapolis, IN	9/19/2013	2012	354		90.2%	602
The Crossings	Jackson, MS	11/22/2013	2012	432		91.0%	793
Reserve at Eagle Ridge	Waukegan, IL	1/31/2014	2008	370		94.9%	941
Windrush	Edmond, OK	2/28/2014	2011	160		83.8%	811
Heritage Park	Oklahoma City, OK	2/28/2014	2011	453		87.2%	719
Raindance	Oklahoma City, OK	2/28/2014	2011	504		92.5%	548
Augusta	Oklahoma City, OK	2/28/2014	2011	197		93.4%	724
Invitational	Oklahoma City, OK	2/28/2014	2011	344		89.5%	667
King’s Landing	Creve Coeur, MO	3/31/2014	2005	152		94.7%	1,363
Carrington Park	Little Rock, AR	5/07/2014	1999	202		89.6%	1,019
Arbors at the Reservoir	Ridgeland, MS	6/04/2014	2000	170		94.7%	1,100
Walnut Hill	Cordova, TN	8/28/2014	2001	360		92.8%	896
Lenoxplace	Raleigh, NC	9/05/2014	2012	268		93.7%	842
Stonebridge	Cordova, TN	9/15/2014	1994	500		91.8%	750
Bennington Pond	Groveport, OH	11/24/2014	2000	240		97.5%	793
Prospect Park	Louisville, KY	12/08/2014	1990	138		94.2%	862
Brookside	Louisville, KY	12/08/2014	1987	224		96.0%	775
Jamestown	Louisville, KY	12/08/2014	1970	355		95.8%	982
Meadows	Louisville, KY	12/08/2014	1988	400		94.5%	778
Oxmoor	Louisville, KY	12/08/2014	1999-2000	432		94.0%	964
Stonebridge at the Ranch	Little Rock, AR	12/16/2014	2005	260		90.0%	908
Iron Rock Ranch	Austin, TX	12/30/2014	2001-2002	300		96.0%	1,169
Bayview Club	Indianapolis, IN	5/01/2015	2004	236		76.3%	999

Total/Weighted Average				9,055		92.5%	$840

(1)	All dates are for the year in which a significant renovation program was completed, except for Runaway Bay, Arbors at the Reservoir, King’s Landing, Walnut Hill, Stonebridge, Bennington Pond, Prospect Park, Brookside, Jamestown, Meadows, Oxmoor, Stonebridge at the Ranch and Iron Rock Ranch which is the year construction was completed.
(2)	Units represent the total number of apartment units available for rent at June 30, 2015.

(3)	Physical occupancy for each of our properties is calculated as (i) total units rented as of June 30, 2015 divided by (ii) total units available as of June 30, 2015, expressed as a percentage.
(4)	Average monthly effective rent per occupied unit represents the average monthly rent for all occupied units for the three-month period ended June 30, 2015.
(5)	Includes 6,256 square feet of retail space in six units, of which 1,010 square feet of space is occupied by RAIT Residential for use as the leasing office. The remaining 5,246 square feet of space is 100% occupied by five tenants with an average monthly base rent of $1,403, or $16 per square foot per year. These five tenants are principally engaged in the following businesses: grocery, retail and various retail services.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Wednesday, July 29, 2015 from the investor relations section of the IRT website at www.irtreit.com or by dialing 1.877.280.4959, access code 11617991. For those who are not available to listen to the live call, the replay will be available shortly following the live call on IRT’s website and telephonically until Wednesday, August 5, 2015, by dialing 888.286.8010, access code 40907553.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE MKT: IRT) is a real estate investment trust that seeks to own well-located apartment properties in geographic submarkets that it believes support strong occupancy and the potential for growth in rental rates. IRT seeks to provide stockholders with attractive risk-adjusted returns, with an emphasis on distributions and capital appreciation. IRT is externally advised by a wholly-owned subsidiary of RAIT Financial Trust (NYSE: RAS).

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (ii) the inability to complete the merger contemplated by the Merger Agreement (the Merger”) or failure to satisfy other conditions to completion of the Merger, (iii) the inability to complete the Merger within the expected time period or at all, including due to the failure to obtain the approval of TSRE’s stockholders or IRT’s stockholders, or the failure to satisfy other conditions to completion of the Merger, (iv) risks related to disruption of management’s attention from the ongoing business operations due to the proposed Merger, (v) the effect of the announcement of the proposed Merger on IRT’s or TSRE’s relationships with their respective customers, tenants, lenders, operating results and businesses generally, (vi) changes in financial markets and interest rates, or to the business or financial condition of either company or business, (vii) availability of financing and capital, (viii) risks associated with acquisitions, including the integration of the combined companies’ businesses, (ix) maintenance of REIT Status, (x) the performance of TSRE’s portfolio and IRT’s portfolio, and (xi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by IRT and TSRE from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither IRT nor TSRE undertakes any duty to update any forward-looking statements contained herein, except as may be required by law.

Important Information For Investors and Stockholders

This press release does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between IRT and Trade Street. In connection with this proposed business combination, IRT has filed a registration statement on Form S-4 (Registration No. 333-204578) (the “Form S-4”) with the SEC, which includes the preliminary joint proxy statement of IRT and Trade Street and which also constitutes a preliminary prospectus of IRT. The information in the preliminary joint proxy statement/prospectus is not complete and may be changed. The definitive joint proxy statement/prospectus will be mailed to stockholders of IRT and Trade Street after the registration statement is declared effective by the SEC. INVESTORS AND SECURITY HOLDERS OF IRT AND TRADE STREET ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other documents filed with the SEC by IRT and/or Trade Street through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by IRT will be available free of charge on IRT’s internet website at http://www.irtreit.com or by contacting IRT’s Investor Relations Department by email at aviroslav@irtreit.com or by phone at +1-215-243-9000. Copies of the documents filed with the SEC by Trade Street will be available free of charge on Trade Street’s internet website at http://www.tradestreetresidential.com or by contacting Trade Street’s Investor Relations Department by email at ir@trade-street.com or by phone at +1-786-248-6099.

Participants in Solicitation

IRT, Trade Street, their respective directors and certain of their respective executive officers, as well as RAIT Financial Trust, a stockholder of IRT, Independence Realty Advisors, LLC, IRT’s advisor, and D.F. King & Co., Inc., IRT’s proxy solicitor, may be considered participants in the solicitation of proxies in connection with the proposed merger between IRT and Trade Street. Information about these persons is set forth in the preliminary joint proxy statement/prospectus on Form S-4, and will be set forth in the definitive joint proxy statement/prospectus, filed with the SEC by IRT and Trade Street. Additional information about the directors and executive officers of IRT is set forth in IRT’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015, and in IRT’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 7, 2015. Information about the directors and executive officers of Trade Street is set forth in Trade Street’s Annual Report on Form 10-K/A for the year ended December 31, 2014, which was filed with the SEC on March 25, 2015. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the registration statement and joint proxy statement/prospectus (or will be contained in any amendments or supplements thereto and in other relevant materials to be filed with the SEC, when they become available). These documents can be obtained free of charge from the sources indicated above.

Independence Realty Trust, Inc. Contact

Andres Viroslav

215.243.9000

aviroslav@irtreit.com

Independence Realty Trust, Inc.

Consolidated Statements of Operations

(Dollars in thousands, except share and per share information)

(unaudited)

	For the Three-Month Period Ended June 30		For the Six-Month Period Ended June 30
	2015	2014	2015	2014
Revenues:
Rental income	$20,268	$10,613	$39,711	$17,966
Tenant reimbursement income	991	436	1,941	802
Other income	1,553	600	2,860	1,016

Total revenue	22,812	11,649	44,512	19,784
Expenses:
Property operating expenses	10,611	5,585	20,749	9,573
General and administrative expenses	423	378	922	546
Asset management fees	1,260	501	2,472	647
Acquisition expenses	168	152	201	514
Depreciation and amortization	5,720	3,232	11,758	5,355

Total expenses	18,182	9,848	36,102	16,635

Operating income	4,630	1,801	8,410	3,149
Interest expense	(4,277)	(1,930)	(8,229)	(3,229)
Interest income	—	1	1	5
Gain (loss) on assets	—	—	—	2,882

Net income (loss):	353	(128)	112	2,807
(Income) loss allocated to non-controlling interests	(16)	—	(8)	—

Net income (loss) allocable to common stock	$337	$(128)	$104	$2,807

Earnings (loss) per share:
Basic	$0.01	$(0.01)	$0.00	$0.17

Diluted	$0.01	$(0.01)	$0.00	$0.17

Weighted-average shares:
Basic	31,794,822	17,707,287	31,781,718	16,459,623

Diluted	33,066,770	17,707,287	33,060,578	16,484,357

Dividends declared per common share	$0.18	$0.18	$0.36	$0.36

Independence Realty Trust, Inc.

Consolidated Balance Sheets

(Dollars in thousands, except share and per share information)

(unaudited)

	As of June 30, 2015	As of December 31, 2014
Assets:
Investments in real estate:
Investments in real estate at cost	$716,581	$689,112
Accumulated depreciation	(31,188)	(23,376)

Investments in real estate, net	685,393	665,736
Cash and cash equivalents	21,568	14,763
Restricted cash	6,335	5,206
Accounts receivable and other assets	6,689	2,270
Intangible assets, net of accumulated amortization of $7,633 and $4,346, respectively	182	3,251
Deferred costs, net of accumulated amortization of $815 and $505, respectively	2,992	2,924

Total assets	$723,159	$694,150

Liabilities and Equity:
Indebtedness	$457,202	$418,901
Accounts payable and accrued expenses	10,922	8,353
Accrued interest payable	30	49
Dividends payable	1,982	1,982
Other liabilities	1,893	1,831

Total liabilities	472,029	431,116

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized, 0 and 0 shares issued and outstanding, respectively	—	—
Common stock, $0.01 par value; 300,000,000 shares authorized, 31,933,218 and 31,800,076 shares issued and outstanding, including 124,000 and 36,000 unvested restricted common stock awards, respectively	318	318
Additional paid-in capital	267,566	267,683
Retained earnings (accumulated deficit)	(28,065)	(16,728)

Total shareholders’ equity	239,819	251,273
Non-controlling interests	11,311	11,761

Total Equity	251,130	263,034

Total liabilities and equity	$723,159	$694,150

Schedule I

Independence Realty Trust, Inc.

Reconciliation of Net income (loss) Allocable to Common Stock and

Funds From Operations (“FFO”) and

Core Funds From Operations (“CFFO”) (1)

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three-Month Period Ended June 30,				For the Six-Month Period Ended June 30,
	2015		2014		2015		2014
		Per Share		Per Share		Per Share		Per Share
	Amount	(2)	Amount	(3)	Amount	(2)	Amount	(3)
Funds From Operations:
Net income (loss)	$353	$0.01	$(128)	$(0.01)	$112	$0.00	$2,807	$0.17
Adjustments:
Real estate depreciation and amortization	5,720	0.17	3,232	0.19	11,758	0.36	5,355	0.32

Funds From Operations	$6,073	$0.18	$3,104	$0.18	$11,870	$0.36	$8,162	$0.49

Core Funds From Operations:
Funds From Operations	$6,073	$0.18	$3,104	$0.18	$11,870	$0.36	$8,162	$0.49
Adjustments:
Acquisition fees and expenses	168	0.01	152	0.01	201	0.01	514	0.03
Equity based compensation	10	0.00	112	0.00	80	0.00	142	0.01
(Gains) losses on assets	—	—	—	—	—	—	(2,882)	(0.17)

Core Funds From Operations	$6,251	$0.19	$3,368	$0.19	$12,151	$0.37	$5,936	$0.36

(1)	IRT believes that FFO and CFFO, each of which is a non-GAAP measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common stock (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including acquisition expenses, expensed costs related to the issuance of shares of our common stock, gains or losses on real estate transactions and equity-based compensation expenses, from the determination of FFO. IRT incurs acquisition expenses in connection with acquisitions of real estate properties and expenses those costs when incurred in accordance with U.S. GAAP. As these expenses are one-time and reflective of investing activities rather than operating performance, IRT adds back these costs to FFO in determining CFFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition expenses and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT also believes that FFO and CFFO may provide IRT and our investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. IRT also uses CFFO for purposes of determining the quarterly incentive fee, if any, payable to our advisor. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

(2)	Based on 33,066,770 and 33,060,578 weighted-average shares outstanding-diluted for the three and six-month periods ended June 30, 2015.
(3)	Based on 17,707,287 and 16,484,357 weighted-average shares outstanding-diluted for the three and six-month periods ended June 30, 2014.